UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2006
CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815 (Commission File Number)	N.A. (IRS Employer Identification No.)

Polarisavenue 31 2132 JH Hoofddorp The Netherlands (Address of principal executive offices)	N.A. (Zip Code)
Registrant’s telephone number, including area code: 31-23-568-5660
N.A.
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
     ☐       Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.02 Results of Operations and Financial Condition.
     On May 31, 2006, Chicago Bridge & Iron Company N.V. issued a press release announcing financial results for the year ended December 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     Separate from the issues that were the focus of the Audit Committee inquiry addressed in Item 8.01 below, the Company and the Audit Committee of our Supervisory Board has concluded that certain errors in our financial statements for the second quarter of 2005 related to accounting for project segmentation/intercompany eliminations, project cost estimates not updated, and derivatives required correction. The errors were not material to prior year financial statements. We have restated our second quarter 2005 financial statements as described in note 16 to our audited financial statements included in our Annual Report on Form 10-K (the “Annual Report”) filed concurrently with the filing of this Current Report. The impact of restating our second quarter was a reduction of $6.2 million of net income or $0.06 per share.
     Item 8.01 Other Events.
     In October 2005, and in connection with the preparation of our results for the third quarter of 2005, the Audit Committee (the “Audit Committee”) of the Supervisory Board of CB&I received a memo from a senior member of its accounting department alleging accounting improprieties primarily with respect to draft financial results for the third quarter. As a result we did not release the draft financial results nor file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 until the issues in the memo were investigated and resolved. The memo included concerns primarily associated with the accounting for claims on two projects as well as the assessment of costs to complete on two projects. The Audit Committee, composed of independent outside directors, promptly initiated an independent inquiry with respect to these matters and engaged legal counsel and accounting advisors to assist in that inquiry.
     The Audit Committee has completed its inquiry, which primarily focused on the circumstances surrounding the preparation of draft results for our 2005 third quarter, including accounting entries made or proposed to be made with respect thereto, and management’s role in that process. The inquiry also dealt with certain other matters related to prior periods. During the course of the Audit Committee inquiry, our management undertook a separate review of the issues raised in the memo and inquiry and the internal controls relating thereto. We have completed our review and concluded that, as they relate to the memo and inquiry, the consolidated financial statements for prior periods are fairly presented as previously issued. We also evaluated the issues raised in the memo and made corrections to the draft third quarter results. The final results for the third quarter of 2005 are included in our Quarterly Report on Form 10-Q for such quarter filed concurrently with the filing of this Current Report.
     Management concluded we had the following two material weaknesses in our internal control over financial reporting as of December 31, 2005:
     Control Environment — An entity level material weakness existed related to the control environment component of internal control over financial reporting. The ineffective control environment related to management communication and actions that, in certain instances, overly emphasized meeting earnings targets resulting in or contributing to the lack of adherence to existing internal control procedures and U.S. GAAP. Additionally, we did not provide adequate support and resources at appropriate levels to prevent and detect lack of compliance with our existing policies and procedures. This material weakness could affect our ability to provide accurate financial information and it specifically resulted in certain adjustments to the draft financial statements for the third quarter.
     Project Accounting — A material weakness existed related to controls over project accounting. On certain projects, cost estimates were not updated to reflect current information and insufficient measures were taken to independently verify uniform and reliable cost estimates by certain field locations, and on some contracts revenue was initially recorded on change orders/claims without proper support or verification. Additionally, insufficient measures were taken to determine that when one Company subsidiary subcontracts a portion of a customer contract to another subsidiary that the profit margin on the subcontract was consistent with the profit margin on the overall contract with the customer and intercompany profit eliminated as required by U.S. GAAP. This material weakness could affect project related accounts, and it specifically resulted in adjustments to revenue and cost of sales on certain contracts in connection with our restatement of previously reported financial statements for the second quarter of 2005 and in connection with our preparation of draft financial statements for the third quarter of 2005.
     Because of the material weaknesses described above, our management concluded that as of December 31, 2005, our internal control over financial reporting was not effective. In light of these issues, we delayed filing both our third quarter and annual audited financial statements and performed additional analyses and other procedures to determine that our Consolidated Financial Statements included in our Annual Report were prepared in accordance with U.S. GAAP. These measures included, among other things, an extensive review of certain of our existing contracts to determine proper reporting of financial performance. As a result of these and other expanded procedures, we concluded that the Consolidated Financial Statements included in our Annual

Report present fairly, in all material respects, our financial position, results of operations and cash flows for the periods presented in conformity with U.S. GAAP.
     Included in our system of internal control are written policies, an organizational structure providing division of responsibilities, the selection and training of qualified personnel and a program of financial and operations reviews by our professional staff of corporate auditors. During the three month period ended December 31, 2005, and continuing to the date of this filing, we have evaluated and where necessary adjusted, and in some instances, implemented, compensating internal controls and will continue to monitor and where required remediate controls in an ongoing process to strengthen and improve our internal controls over financial reporting as well as the level of assurance regarding the accuracy of our financial information. We have identified the following steps to enhance reasonable assurance of achieving our desired control objectives:
Control Environment
•	Separate the functions of procurement and project controls from operations in a new organizational structure with an independent reporting line.

•	Reiterate the necessity to provide continuing education of risks and responsibilities required of a public company for executive and business unit management.

•	Increase the visibility, role and involvement of the compliance program and related processes.

•	Emphasize compliance with applicable policies and internal controls through management training and accountability at all levels.

•	Install new upper and mid-level managers with demonstrated commitment to encouraging independent and thorough analysis of project cost and claim estimation.

•	Separate the positions of CEO and Chairman of the Board.
Project Accounting
•	Assign responsibility to a project controls function to proactively document, expedite and communicate the activities and outcomes of the project change management process.

•	Assign responsibility to a project controls function to proactively review, analyze and forecast project costs independently from operations.

•	Enhance operational and financial review process, at the business unit level, for all projects worldwide.

•	Reiterate to all financial controllers the requirements of Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”).

•	Emphasize need to monitor compliance with policies and internal controls through internal audit and financial compliance function, periodic reviews and audits.

•	Develop company or corporate level controls to monitor significant projects on a periodic basis.
     Management recognizes that many of the enhancements require continual monitoring and evaluation for effectiveness, which will depend on maintaining a strong internal audit and financial compliance function. The development of these actions has been an evolving and iterative process and will continue as we evaluate our internal controls over financial reporting.
     Management will review progress on these activities on a consistent and ongoing basis at the CEO level, across the senior management team and in conjunction with our Audit Committee and Supervisory Board. We also plan on taking additional steps to elevate Company awareness and communications of these important issues through formal channels such as Company meetings, departmental meetings and training.

     Item 9.01 Financial Statements and Exhibits
               (c) Exhibits
99.1	Press Release dated May 31, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
Date: May 31, 2006	By:	/s/ Richard E. Goodrich
Richard E. Goodrich
Acting Chief Financial Officer